As filed with the Securities and Exchange Commission on January 5, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
COMPASS PATHWAYS PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
33 Broadwick Street
London W1F 0DQ
United Kingdom
+1 (716) 676-6461
(Address of Principal Executive Offices)
Compass Pathways plc 2020 Share Option and Incentive Plan
(Full Title of the Plan)

Matthew Owens
Compass Pathways plc
44 W. 37th Street, 7th Floor
New York, New York 10018
Tel: +1 (716) 676-6461
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 420
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed by Compass Pathways plc (the "Company") to register 2,477,738 additional ordinary shares, nominal value £0.008 per share (“Shares”) available for issuance under the Company's 2020 Share Option and Incentive Plan. This Registration Statement relates to securities of the same class as those that were previously registered by the registrant on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 9, 2020 (File No. 333-249043) (the “2020 Registration Statement”), on July 1, 2022 (File No. 333-265954) (the "2022 Registration Statement"), and on January 20, 2023 (File No. 333-269329) (the "2023 Registration Statement" and together with the 2020 Registration Statement and the 2022 Registration Statement, the "Prior Registration Statements").
Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.
Refer to the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Articles of Association of COMPASS PATHWAYS PLC (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1/A (File No. 333-248484)).
4.2	Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
4.3	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
5.1*	Opinion of Goodwin Procter (UK) LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2020 Share Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249403)).
107*	Fee Filing Table
__________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 5th day of January, 2024.

COMPASS PATHWAYS PLC

By:	/s/ Mary-Rose Hughes
Mary-Rose Hughes
Interim Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Kabir Nath and Mary-Rose Hughes as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Kabir Nath	Chief Executive Officer and Director (Principal Executive Officer), Authorized Representative in the United States	January 5, 2024
Kabir Nath

/s/ Mary-Rose Hughes	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	January 5, 2024
Mary-Rose Hughes

/s/ George Goldsmith	Chair of the Board of Directors	January 5, 2024
George Goldsmith

/s/ David York Norton	Lead Independent Director	January 5, 2024
David York Norton

/s/ Annalisa Jenkins	Director	January 5, 2024
Annalisa Jenkins, MBBS

/s/ Daphne Karydas	Director	January 5, 2024
Daphne Karydas

/s/ Thomas Lönngren	Director	January 5, 2024
Thomas Lönngren

/s/ Ekaterina Malievskaia	Director	January 5, 2024
Ekaterina Malievskaia, M.D.

/s/ Robert McQuade	Director	January 5, 2024
Robert McQuade

/s/ Linda McGoldrick	Director	January 5, 2024
Linda McGoldrick, Ph.D.

/s/ Wayne Riley	Director	January 5, 2024
Wayne Riley, M.D., MPH, MBA